SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
CYMABAY THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CYMABAY THERAPEUTICS, INC.
7575 Gateway Blvd., Suite 110
Newark, CA 94560
(510) 293-8800
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 1, 2023
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of CymaBay Therapeutics, Inc., a Delaware corporation. The meeting will be held virtually on Thursday, June 1, 2023 at 8:00 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/CBAY2023. The meeting will be held online only. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 7:30 a.m. Pacific Time and should allow ample time for the check-in procedures. You may submit questions before the meeting by visiting www.proxyvote.com.
The Annual Meeting of Stockholders is being convened for the following purposes:
1.	To elect the Board of Directors’ seven nominees for directors to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
2.	To approve the CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan.
3.
To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of CymaBay Therapeutics, Inc. for its fiscal year ending December 31, 2023.

4.	To approve, on an advisory basis, the compensation for our named executive officers, as disclosed in this proxy statement.
5.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting of Stockholders is April 10, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to
be held virtually on June 1, 2023 via live audio-only webcast at
www.virtualshareholdermeeting.com/CBAY2023

The proxy statement and annual report to stockholders are available at www.proxyvote.com.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT AND “FOR” PROPOSALS 2, 3 AND 4.
By Order of the Board of Directors

/s/ Paul Quinlan
Paul Quinlan
Corporate Secretary
Newark, California
April 19, 2023

You are cordially invited to attend the meeting virtually. Whether or not you expect to attend the meeting virtually via live audio-only webcast, please complete, date, sign and return the proxy card if sent to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting. Please note, however, that if your shares are held of record by a broker, or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYMABAY THERAPEUTICS, INC.
7575 Gateway Blvd., Suite 110
Newark, CA 94560
(510) 293-8800
PROXY STATEMENT
The following information is a summary only and does not contain all the information that you should consider in connection with this Proxy Statement. Please read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders
•	Date and Time: Thursday, June 1, 2023 at 8:00 a.m. Pacific Time. Online check-in will begin at 7:30 a.m. Pacific Time and you should allow ample time for the check-in procedures.
•	Location: The meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/CBAY2023.
•
Admission: To attend the meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

•	Record Date: April 10, 2023.
•	Proxy Mailing Date: On or about April 21, 2023.
•	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.
Voting Matters
Stockholders are being asked to vote on the following matters:
PROPOSALS	VOTING STANDARD	BOARD VOTE RECOMMENDATION
1. Election of Directors	Plurality	For each nominee
2. Approval of CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	For
3. Ratification of the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2023
	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	For
4. Advisory approval of the compensation of our named executive officers as disclosed in this proxy statement	Majority of the shares present in person or represented by proxy and entitled to vote on the matter	For
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
We sent you the proxy notice because our Board of Directors (the “Board”) is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. We have elected to provide access to the full proxy materials over the Internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received.
Rules adopted by the Securities and Exchange Commission (the “SEC”) allow us to provide access to our proxy materials over the Internet. All stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com, or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.
We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about April 21, 2023.
How do I attend the Annual Meeting?
This year’s Annual Meeting will be held entirely online. You will not be able to attend the Annual Meeting in person. The meeting will be held virtually on June 1, 2023 at 8:00 a.m. Pacific Time via live audio-only webcast at www.virtualshareholdermeeting.com/CBAY2023. To attend the meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 7:30 a.m. Pacific Time and you should allow ample time for the check-in procedures.
The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Additional information may be found at www.cymabay.com. Information on how to vote by Internet before and during the Annual Meeting is discussed below.
How do I ask questions at the virtual Annual Meeting?
You may submit questions before the meeting by visiting www.proxyvote.com. During the Annual Meeting, you may only submit questions in the question box provided at www.virtualshareholdermeeting.com/CBAY2023. We will respond to as many inquiries at the Annual Meeting as time allows.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website log-in page.
What if I cannot virtually attend the Annual Meeting?
You may vote your shares by proxy electronically before the meeting by Internet or by telephone, or may vote your shares by proxy by sending a proxy card, as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy card, by Internet or by telephone in advance of the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders at the close of business on April 10, 2023, will be entitled to vote at the Annual Meeting. On this record date, there were 97,330,560 shares of common stock outstanding and entitled to vote.
Stockholders of Record: Shares Registered in Your Name
If on April 10, 2023, your shares were registered directly in your name with CymaBay’s transfer agent, American Stock Transfer & Trust Company, LLC then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card, or vote by proxy over the telephone or on the Internet as instructed in the Notice, the proxy card or below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Similar Organization
If on April 10, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and this proxy statement and voting instruction card is being forwarded to you by that organization. The organization holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may vote your shares by Internet during the meeting with the 16-digit control number included in the Notice, proxy card or in the other materials provided by your bank, brokerage firm or other nominee. If you do not have a 16-digit control number and wish to vote at the meeting please contact your bank, brokerage firm or other nominee for instructions on how to vote.
What am I voting on?
There are four matters scheduled for a vote:
•	Election of seven nominees for director to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);
•	Approval of CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan (Proposal 2);
•
Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2023 (Proposal 3); and

•	Advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement (Proposal 4).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC rules, on those matters in accordance with his best judgment.
What are the voting recommendations of the Board?
The Board recommends that you vote your shares as follows:
•
“FOR ALL” of the seven nominees to the Board named in this proxy statement to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal 1);

•	“FOR” the approval of the CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan (Proposal 2);
•
“FOR” the ratification of the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of CymaBay Therapeutics, Inc. for its fiscal year ending December 31, 2023 (Proposal 3); and

•	“FOR” the advisory approval of the compensation of CymaBay’s named executive officers, as disclosed in this proxy statement (Proposal 4).
How do I vote?
You may either vote “For” all the nominees to the Board, “Withhold” your vote for all nominees to the Board, or you may vote for all nominees “Except” for any nominee you specify. For Proposals 2, 3 and 4, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by Internet before or during the Annual Meeting, by telephone or by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
•
To vote using the proxy card, simply complete, sign, date and return the proxy card pursuant to the instructions on the card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct us to.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 31, 2023, to be counted.

•
To vote through the Internet before the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on May 31, 2023, to be counted.

•
To vote through the Internet during the meeting, please visit www.virtualshareholdermeeting.com/CBAY2023 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization
If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a Notice containing voting instructions from that organization rather than from CymaBay. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You may vote your shares by Internet during the meeting with the 16-digit control number included in the Notice, proxy card or in the other materials provided by your bank, brokerage firm or other nominee. If you do not have a 16-digit control number and wish to vote at the meeting please contact your bank, brokerage firm or other nominee for instructions on how to vote.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon you have one vote for each share of common stock you own as of April 10, 2023.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, or through the Internet before or during the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees that are subject to NYSE rules can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, for instance, matters that may be considered by stockholders such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, 2 or Proposal 4 without your instructions, but may vote your shares on Proposal 3.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (a) “For” the election of all seven of the Board’s nominees for director, (b) “For” the approval of the CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan, (c) “For” the ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2023, and (d) “For” approval of the compensation of our named executive officers as disclosed in this proxy statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares, to the extent permitted by SEC rules, using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice or proxy card?
If you receive more than one Notice or proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice and proxy cards and in the proxy materials to ensure that all your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to CymaBay’s Corporate Secretary at 7575 Gateway Blvd., Suite 110, Newark, CA 94560.
•
You may virtually attend the Annual Meeting and vote by Internet by visiting www.virtualshareholdermeeting.com/CBAY2023. To attend the meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Similar Organization
If your shares are held by your broker, bank or other similar organization as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2023, to CymaBay’s Corporate Secretary at 7575 Gateway Blvd., Suite 110, Newark, CA 94560. If such proposal is submitted after December 23, 2023, it will be considered untimely; provided, however, that if our 2024 annual meeting of stockholders is held before May 2, 2024, or after July 1, 2024, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2024 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than February 2, 2024, and no later than March 3, 2024, except that if our 2024 annual meeting of stockholders is held before May 2, 2024, or after July 1, 2024, notice by the stockholder to be timely may be received no earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. You are also advised to review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2024; provided, however, that, in the event that the annual meeting is held before May 2, 2024, or after July 1, 2024, for your notice to be timely, it must be so received by our Corporate Secretary not earlier than the close of business on the date the later of sixty (60) days prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.
Please refer to our bylaws and Rule 14a-19 under the Exchange Act for additional information and requirements regarding stockholder proposals and director nominations. We will not consider any proposal or nomination that is not timely or otherwise does not meet our bylaws and the SEC’s requirements for submitting a proposal or nomination, as applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and any other applicable requirements.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 97,330,560 shares outstanding and entitled to vote. Thus, the holders of 48,665,281 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent) or if you virtually attend the Annual Meeting and vote by Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBAY2023. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person, by remote communication or represented by proxy may adjourn the meeting to another date.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count (a) for Proposal 1 to elect directors, votes “FOR” all nominees, “WITHHOLD” all nominees, “Except” for any nominee you specify and broker non-votes and (b) with respect to Proposals 2, 3 and 4, votes “FOR,” “AGAINST,” abstentions and if applicable, broker non-votes.
Abstentions will be counted towards the vote total for Proposals 2, 3 and 4 and will have the same effect as “AGAINST” votes for those proposals. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1, 2, 3 and 4.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting. The proposal for the ratification of the appointment of our independent registered public accounting firm (Proposal 3) is considered routine under applicable rules. Accordingly, brokers that do not receive instructions will be entitled to vote on that proposal. The proposal to elect directors (Proposal 1), the proposal to approve our 2023 Equity Incentive Plan (Proposal 2) and the proposal to approve the compensation of our named executive officers (Proposal 4) are considered non-routine under applicable rules. Accordingly, brokers that do not receive instructions will not be entitled to vote on those three proposals. If you are a beneficial owner of shares held in “street name,” we strongly encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice or proxy card and these proxy materials before the Annual Meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.
How many votes are needed to approve each proposal?
•
For Proposal 1, the election of directors, the seven nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. “WITHHELD” and broker non-votes will have no effect.

•
To be approved, Proposal 2, the approval of our 2023 Equity Incentive Plan, must receive “FOR” votes from the holders of a majority of shares present in person (i.e. virtually) or represented by proxy and entitled to vote on the matter. If you mark your proxy to “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect.

•
To be approved, Proposal 3, ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of CymaBay for its fiscal year ending December 31, 2023, must receive “FOR” votes from the holders of a majority of shares present in person (i.e. virtually) or represented by proxy and entitled to vote on the matter. If you mark your proxy to “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes, if any, will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as CymaBay’s independent registered public accounting firm is not required, the Board is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice.

•
To be approved, Proposal 4, the approval, on an advisory basis, of the compensation for our named executive officers as disclosed in this proxy statement, must receive “FOR” votes from the holders of a majority of shares present in person (i.e. virtually) or represented by proxy and entitled to vote on the matter. If you mark your proxy to “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect.

Your vote on Proposal 4 is advisory, which means that the results are non-binding on us, our Board and its committees. Although non-binding, our Board and its committees value the opinions of our stockholders and will review and consider the voting results when making future decisions regarding the compensation of our named executive officers.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
The notice and proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS
The Board consists of seven directors and there are no vacancies. The Board has nominated seven nominees for director this year. Each of the nominees listed below is currently a director of CymaBay and was recommended for re-election to the Board by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of these seven nominees would serve until the 2024 annual meeting of stockholders and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage nominees for directors to attend the Annual Meeting. Four of the seven directors attended the 2022 annual meeting of stockholders.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. The persons named as proxies intend to vote the proxies “FOR ALL” seven of the nominees named below unless you indicate a vote to “WITHHOLD” your vote with respect to any of these nominees. Cumulative voting is not permitted. If any nominee named below should become unavailable for election because of an unexpected occurrence, we anticipate a substitute nominee or nominees will be proposed by the Nominating and Corporate Governance Committee of the Board. If any such substitute nominee(s) are designated, we will file an amendment to the proxy statement and a new proxy card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominee(s) as required by the rules of the Securities and Exchange Commission. Each nominee named below has consented to be named as a nominee in this proxy statement and has agreed to serve if elected, and the Board has no reason to believe that any such nominee will be unable to serve.
NOMINEES
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct CymaBay’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. The Board is pleased to nominate for election as directors the seven persons named in this proposal and on the Notice or enclosed proxy card.
NAME	AGE	POSITION HELD WITH CYMABAY
Sujal Shah	49	President and Chief Executive Officer, Director
Janet Dorling	49	Director
Éric Lefebvre, M.D.	59	Director
Caroline Loewy	57	Director
Kurt von Emster, CFA	55	Director
Thomas G. Wiggans	71	Director
Robert J. Wills, Ph.D.	69	Chairman, Director

Board Diversity
The Board Diversity Matrix, below, provides diversity statistics for our Board of Directors.
Board Diversity Matrix
Total Number of Directors	7
	Female	Male
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
Asian	0	1
White	2	2
LGBTQ+	1
Did Not Disclose Demographic Background	2
Sujal Shah has served as our President and Chief Executive Officer since November 2017 and has been a member of our Board since June 2017. Mr. Shah previously served as our Interim President and Chief Executive Officer from March 2017 to November 2017 and as our Chief Financial Officer from December 2013 to March 2017. Prior to that he served as a consultant and acting Chief Financial Officer for us from June 2012 to December 2013. From 2010 to 2012, Mr. Shah served as Director, Health Care Investment Banking for Citigroup Inc., where he was responsible for managing client relationships and executing strategic and financing related transactions for clients focused in life science. From 2004 to 2010 Mr. Shah was employed with Credit-Suisse, last serving in the capacity as Vice President, Health Care Investment Banking Group. Mr. Shah received a M.B.A. from Carnegie Mellon University—Tepper School of Business and M.S. and B.S. degrees in Biomedical Engineering from Northwestern University. Mr. Shah currently serves on the Board of Directors of Tvardi Therapeutics, Inc., a private oncology company. Because of his extensive experience executing strategic and financing transactions both as an advisor and as an operator in the biopharmaceutical industry, his foundational scientific training, and his intimate knowledge of our company, we believe Mr. Shah can make valuable contributions to the Board.
Janet Dorling has been a member of our Board since April 2021. Ms. Dorling has been the Senior Vice President, Global Commercial Product Strategy at Gilead Sciences Inc., a biopharmaceutical company, since May 2020. She was the Chief Commercial Officer at CymaBay Therapeutics, Inc. from August 2019 to December 2019 and the Chief Commercial Officer at Achaogen, a biopharmaceutical company, from 2017 to 2019. Previously she served as Vice President, Breast Cancer Franchise, Global Product Strategy from 2015 to 2017 at Roche and from 2007 through 2015 served in various marketing and commercial roles at Genentech. Ms. Dorling received a M.S. from Duke University and an M.B.A. from the University of California, Berkeley. Because of her extensive commercial and marketing experience in the biopharmaceutical industry, and her depth of knowledge of CymaBay due to her previous service to us as our Chief Commercial Officer, we believe Ms. Dorling can make valuable contributions to the Board.
Éric Lefebvre, M.D., has been a member of our Board since March 2022. Dr. Lefebvre serves as Chief Medical Officer of Pliant Therapeutics, Inc., a biopharmaceutical company, and has done so since May 2018. At Pliant he is responsible for the general supervision of the company’s clinical and medical affairs. Prior to joining Pliant, Dr. Lefebvre served as the Vice President of Research and Development at Allergan plc, a global pharmaceutical company, from November 2016 until April 2018, where he was responsible for the general supervision of the company’s clinical and medical affairs. Prior to Allergan, Dr. Lefebvre served as Chief Medical Officer of Tobira Therapeutics, Inc., a clinical-stage biopharmaceutical company, from January 2012 until November 2016. Dr. Lefebvre also led global clinical development and global medical affairs at Janssen Pharmaceuticals for 10 years prior to starting his pharmaceutical career at GlaxoSmithKline Canada. This was preceded by 15 years of providing primary care at Clinique Médicale L’Actuel in Montreal, Canada. He holds a B.S. in Health Sciences from Edouard-Montpetit College and an M.D. from the University of Montreal. Because of his extensive experience in the pharmaceutical industry as an executive focused on clinical development, medical affairs, business development and life-cycle strategy and more than 10 years of experience developing drugs in liver disease indications, we believe Dr. Lefevre can make valuable contributions to the Board.

Caroline Loewy has been a member of our Board since December 2016. Ms. Loewy is a biopharmaceutical and financial executive with over 25 years of experience in the field. She currently provides strategic advisory services for biopharmaceutical companies, primarily in the role of board member. Ms. Loewy is currently a member of the board of directors of Phoenix Biotech Acquisition Corp. since 2021 and PhaseBio Pharmaceuticals, Inc. since 2018. She was previously a member of the board of directors at Zogenix, Inc., Locust Walk Acquisition Corp., and Aptose Biosciences. Previously Ms. Loewy was a Co-Founder and served as the Chief Business Officer and Chief Financial Officer of Achieve Life Sciences, a biopharmaceutical company (acquired by OncoGenex Pharmaceuticals, Inc. in 2017), from 2015 to 2017. Ms. Loewy has previously held the position of Chief Financial Officer of both public and private biopharmaceutical companies including Tobira Therapeutics (acquired by Allergan Inc. in 2016) from 2012 to 2014, Corcept Therapeutics from 2008 to 2011, and Poniard Pharmaceuticals from 2006 to 2008. Prior to her roles in company management, Ms. Loewy spent 11 years as a senior biotechnology equity research analyst at Morgan Stanley and Prudential Securities. Ms. Loewy has leveraged her experience in the medical arena and financial expertise to benefit those affected by rare disease. She is a founding board member of the Global Genes Project, one of the leading rare disease patient advocacy organizations in the world and of the KCNQ2 Cure Alliance, promoting education and research into the rare disorder affecting her son. Ms. Loewy holds a B.A. from the University of California, Berkeley, and a MBA/MS from Carnegie Mellon University. Because of her more than 25 years of experience in the biopharmaceutical industry and financial expertise as a chief financial officer, as well as her extensive and valuable experience in providing strategic advisory services, we believe Ms. Loewy can make valuable contributions to the Board.
Kurt von Emster, CFA has been a member of our Board since April 2009. Mr. von Emster was elected to the Board because of his in-depth knowledge of the pharmaceutical industry where he has been an institutional biotechnology and health care analyst and portfolio manager for more than 30 years. Mr. von Emster has been a Partner at Abingworth LLP, a venture capital firm, since January 2015 and as Managing Partner since July 2015. Prior to joining Abingworth, Mr. von Emster was a co-founder and Partner of venBio LLC, a venture capital firm, from May 2009 until January 2015. In 2001, Mr. von Emster became a General Partner at MPM Capital, a biotechnology private equity firm, and launched the MPM BioEquities Fund, a crossover public and private biotechnology hedge fund. He was the portfolio manager of this fund from inception in 2001 until his departure in 2009. Mr. von Emster’s investment career started in 1989 at Franklin Templeton Investments where he founded and managed several health and biotechnology funds in the 1990s. Mr. von Emster currently serves on the board of directors of Tizona Therapeutics, Inc., Orbus Therapeutics, Inc., Jasper Therapeutics, Inc., SFJ Pharmaceuticals Inc. and Launch Therapeutics, Inc., and previously served on the board of directors of Trishula Therapeutics, Inc., Vera Therapeutics, Inc., Vaxcyte, Inc., and CRISPR Therapeutics AG. Mr. von Emster holds a B.S. in Business and Economics from the University of California, Santa Barbara and is a Chartered Financial Analyst (CFA). Because of his more than 30 years of experience in the biopharmaceutical industry as a portfolio manager and investor, as well as his extensive corporate governance and board oversight experience, we believe Mr. von Emster can make valuable contributions to the Board.
Thomas G. Wiggans has been a member of our Board since April 2021. Mr. Wiggans has been the Chief Executive Officer and Chairman of Pardes Biosciences, Inc., a biopharmaceutical company, since March 2022. Mr. Wiggans co-founded Dermira, Inc., a pharmaceutical company, in 2010 and served as its Chief Executive Officer and Chairman from August 2011 until its acquisition by Eli Lilly in February 2020. Prior to founding Dermira, Mr. Wiggans served as Chairman and Chief Executive Officer of Peplin, Inc. until Peplin’s acquisition by LEO Pharma A/S in 2009. Previously, he served as Chairman and Chief Executive Officer of Connetics Corporation from 1994 until Connetics was acquired by Stiefel Laboratories, Inc. in 2006. Prior to Connetics, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics Inc. and in various management positions at Ares-Serono S.A., including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly and Company. He is a director of Annexon, Inc. and Forma Therapeutics Holdings, Inc., and a member of the board of trustees of the University of Kansas Endowment Association. He received a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. Because of his more than 35 years of experience in the pharmaceutical industry as an executive focused on operations, business development and strategic partnering, as well as his corporate governance and board oversight experience, we believe Mr. Wiggans can make valuable contributions to the Board.

Robert J. Wills has been a member of our Board since March 2015 and Chairman since October 2015. Dr. Wills was elected to the Board because of his over 35 years of extensive and significant experience in the pharmaceutical industry, including preclinical and clinical research and development, business development and strategic partnering. Dr. Wills served in a variety of executive roles for Johnson & Johnson, or J&J, a medical device, pharmaceutical and consumer goods manufacturing company, from December 1989 to February 2015 and recently served as Vice President, Alliance Manager where he was responsible for managing strategic alliances for J&J’s Pharmaceutical Group worldwide since 2002. Prior to this, Dr. Wills spent 22 years in pharmaceutical drug development, 12 of which were at J&J and 10 of which were at Hoffmann-La Roche Inc. Before assuming his role as Vice President, Alliance Manager at J&J, Dr. Wills served as Senior Vice President Global Development at J&J where he was responsible for its late-stage development pipeline and was a member of several internal commercial and research and development operating boards. Dr. Wills currently serves on the board of directors of Oncternal Therapeutics, Inc., Parion Sciences, Inc., Feldan Therapeutics, Milestone Pharmaceuticals and Go Therapeutics, Inc. Dr. Wills holds a B.S. in Biochemistry and a M.S. in Pharmaceutics from the University of Wisconsin and a Ph.D. in Pharmaceutics from the University of Texas. Because of his more than 35 years of experience in the pharmaceutical industry as an executive focused on research and development, business development and strategic partnering, as well as his corporate governance and board oversight experience, we believe Dr. Wills can make valuable contributions to the Board.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE ABOVE

PROPOSAL 2

APPROVAL OF CYMABAY THERAPEUTICS, INC. 2023 EQUITY INCENTIVE PLAN
Background
On April 6, 2023, our Board approved the CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan (the “2023 Plan”), subject to stockholder approval. Currently, we maintain the CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) to grant stock options, restricted stock unit awards and other stock awards to our employees, consultants and directors. Our Board adopted the 2013 Plan in September 2013 and it was amended and restated in 2014 and 2018. Approval of the 2023 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The 2023 Plan allows us to grant a broad array of equity incentives and performance cash incentives to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders. Our Board believes that the 2023 Plan is an integral part of our long-term compensation philosophy and that the 2023 Plan is necessary to continue providing the appropriate levels and types of equity compensation. If the 2023 Plan is approved by our stockholders, no further awards will be granted under the 2013 Plan following such approval. However, any awards outstanding under the 2013 Plan will continue to be governed by their existing terms.
Requested Shares
Subject to adjustment for certain changes in our capitalization, if this Proposal 2 is approved by our stockholders, the aggregate number of shares of common stock that may be issued under the 2023 Plan will not exceed the sum of 6,000,000 new shares, plus (ii) the number of unallocated shares remaining available for grant under the 2013 Plan as of the effective date of the 2023 Plan, plus (iii) the Prior Plan’s Returning Shares (as defined below), as such shares become available from time to time.
The term “Prior Plan’s Returning Shares” refers to the following shares of our common stock subject to any outstanding award granted under the 2013 Plan and that following the effective date of the 2023 Plan: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by CymaBay because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.
Why We Believe it is Important to Vote to Approve the 2023 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in retaining and motivating our employees, consultants and directors and that the issuance of equity awards is a key element in accomplishing these goals. The 2023 Plan will allow us to continue to provide performance-based incentives to our eligible employees. Therefore, the Board believes that the 2023 Plan is in the best interests of CymaBay and its stockholders and recommends a vote in favor of this Proposal 2.
The Size of Our Share Reserve Request Is Reasonable
As of April 10, 2023, we had 3,061,331 shares available for grant under the 2013 Plan. If the 2023 Plan and the new share reserve of 6,000,000 shares is approved by our stockholders, we will have 9,061,331 shares available for grant immediately after the Annual Meeting (based on shares available as of April 10, 2023). We anticipate this to be a pool of shares necessary for retaining and motivating employees, consultants and directors. If the 2023 Plan is not approved by our stockholders, the 2013 Plan will continue in effect, but we will be extremely limited in the grants that we will be able to make, which could place us in a disadvantageous position as compared with our competitors, resulting in lack of employee retention.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards are a vital part of our overall compensation program. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The tables below show our overhang and burn rate information.
Overhang
The following table provides certain additional information regarding our equity incentive program.
As of April 10, 2023 (Record Date)
Total number of shares subject to outstanding stock options	17,596,805
Weighted-average exercise price of outstanding stock options	$5.84
Weighted-average remaining term of outstanding stock options (years)	7.4
Total number of shares subject to outstanding full value awards	0
Total number of shares available for grant under the 2013 Plan	3,061,331
Total number of shares outstanding	97,330,560
Per-share closing price of common stock as reported on Nasdaq Global Market	$9.00
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2020, 2021 and 2022.
	Fiscal Year
	2022	2021	2020
Total number of shares subject to stock options granted	3,692,868	2,660,965	3,611,593
Total number of shares subject to time-based full value awards granted	0	0	0
Total number of shares subject to performance-based full value awards earned	0	0	0
Weighted-average number of shares outstanding	87,804,063	71,055,331	68,893,127
Gross Burn Rate(1)	4.21%	3.74%	5.24%
(1)	Calculated as: shares subject to options granted as a percentage of weighted-average common shares outstanding for each fiscal year.
Key Plan Features
The 2023 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•
Repricing is not allowed without stockholder approval. The 2023 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our shares in exchange for cash or other stock awards under the 2023 Plan without prior stockholder approval.

•
Stockholder approval is required for additional shares. The 2023 Plan does not contain an annual “evergreen” provision. The 2023 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.

•
Specific disclosure of equity award vesting upon a corporate transaction or change in control. The 2023 Plan specifically provides that in the event of a corporate transaction or change in control of CymaBay (each, a “Transaction”), if the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding equity awards under the 2023 Plan, or substitute similar equity awards for such outstanding equity awards, then with respect to any such equity awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the Transaction, the vesting of such equity awards will be accelerated in full (and with respect to any performance-based equity awards, vesting will be deemed to be satisfied at the target level of performance).

•
No liberal change in control definition. The Transaction definition in the 2023 Plan is not a “liberal” definition. A change in control transaction must actually be consummated in order for the change in control provisions in the 2023 Plan to be triggered.

•
Restrictions on dividends and dividend equivalents. The 2023 Plan provides that no dividends or dividend equivalents may be granted with respect to options or stock appreciation rights and that with respect to other awards: (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an equity award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable equity award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

•
Limit on non-employee director compensation. The aggregate value of all cash and equity-based compensation paid or granted by us to any individual for service as a non-employee director of our Board with respect to any fiscal year of CymaBay will not exceed (i) $1,000,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such fiscal year, $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

•
Awards subject to forfeiture/clawback. Awards granted under the 2023 Plan will be subject to recoupment in accordance with the CymaBay clawback policy, which is being put in place pursuant to the Nasdaq listing standards and as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•
Administration by independent committee. The 2023 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

Description of the 2023 Plan
The material features of the 2023 Plan are described below. The following description of the 2023 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2023 Plan. Stockholders are urged to read the actual text of the 2023 Plan in its entirety, which is appended as Appendix A to the copy of this proxy statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.
General. The 2023 Plan provides for the grant of incentive stock options to our employees and employees of certain affiliates, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other forms of stock awards to our employees, directors and consultants and the employees and consultants of our affiliates.
Authorized Shares and Share Counting Provisions. Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2023 Plan will not exceed the sum of (i) 6,000,000 new shares, plus (ii) the number of unallocated shares remaining available for grant under the 2013 Plan as of the effective date of the 2023 Plan, plus (iii) the Prior Plan’s Returning Shares, as such shares become available from time to time.
The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options is 9,500,000 shares.
The following actions will not result in an issuance of shares under the 2023 Plan and accordingly do not reduce the number of shares subject to the share reserve and available for issuance under the 2023 Plan: (1) the expiration or termination of any portion of an award without the shares covered by such portion of the award having been issued, (2) the settlement of any portion of an award in cash, (3) the withholding of shares that would otherwise be issued by CymaBay to satisfy the exercise, strike or purchase price of an award, or (4) the withholding of shares that would otherwise be issued by CymaBay to satisfy a tax withholding obligation in connection with an award.

The following shares previously issued pursuant to an award and accordingly initially deducted from the Share Reserve will be added back to the share reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by CymaBay because of a failure to meet a contingency or condition required for the vesting of such shares, (2) any shares that are reacquired by CymaBay to satisfy the exercise, strike or purchase price of an award, and (3) any shares that are reacquired by CymaBay to satisfy a tax withholding obligation in connection with an award.
Plan Administration. Our Board, or a duly authorized committee of our Board, administers the 2023 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2023 Plan, our Board has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements.
No Repricing Without Stockholder Approval. Under the 2023 Plan, the plan administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Dividends and Dividend Equivalents. The 2023 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award (other than an option or stock appreciation right), as determined by the plan administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Stock Options. Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2023 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share on the date of grant. Options granted under the 2023 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board, or a duly authorized committee of our Board, and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to our Board, or a duly authorized committee of our Board, and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all the shares held by the participant that have not vested as of the date the participant terminates service with us.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share on the date of grant. A stock appreciation right granted under the 2023 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Performance Awards. The 2023 Plan permits the grant of performance-based stock and cash awards. Our Compensation Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our shares. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2023 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (3) the class and maximum number of shares subject to stock awards that can be granted in a calendar year and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Corporate Transaction and Change in Control
The following provisions will apply to outstanding awards under the 2023 Plan in the event of a corporate transaction (as defined in the 2023 Plan) or a change in control (as defined in the 2023 Plan) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal 2, the term “Transaction” will mean such corporate transaction or change in control.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards under the 2023 Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of CymaBay pursuant to the Transaction), and any reacquisition or repurchase rights held by CymaBay in respect of shares issued pursuant to any outstanding awards under the 2023 Plan may be assigned by CymaBay to the surviving or acquiring corporation (or its parent company).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2023 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any such awards that are subject to performance-based vesting conditions or requirements, vesting will be deemed to be satisfied at the target level of performance to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the plan administrator will determine, and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the plan administrator, and any reacquisition or repurchase rights held by CymaBay with respect to such awards will lapse (contingent upon the closing or completion of the corporate transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards under the 2023 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction; provided, however, that any reacquisition or repurchase rights held by CymaBay with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
In the event any outstanding award under the 2023 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the plan administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the plan administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction, over (ii) any exercise price payable by the participant in connection with such exercise.
Transferability. A participant may not transfer stock awards under the 2023 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2023 Plan.
Plan Amendment or Termination. Our Board has the authority to amend, suspend or terminate the 2023 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted the 2023 Plan. No stock awards may be granted under the 2023 Plan while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2023 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
The 2023 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option (“ISO”) (although, in certain circumstances, there may be an item of adjustment included for alternative minimum tax purposes). If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are generally allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares.
We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
We may grant under the 2023 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2023 Plan.
Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162(m)
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of CymaBay’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for CymaBay’s named executive officers in a manner consistent with the goals of CymaBay’s executive compensation program and the best interests of CymaBay and its stockholders, which may include providing for compensation that is not deductible by CymaBay due to the deduction limit under Section 162(m).
New Plan Benefits
CymaBay cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the 2023 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the 2023 Plan, except as set forth below with respect to non-employee directors. As of April 10, 2023, we have approximately 65 employees, 12 consultants and six non-employee directors who would be eligible to receive grants under the 2023 Plan. Awards granted under the 2023 Plan to our non-employee directors are not subject to set benefits or amounts under the terms of the 2023 Plan itself. However, our director compensation policy provides for certain equity award grants to our non-employee directors. On and after the date of the Annual Meeting, if this Proposal 2 is approved by our stockholders, any such equity award grants will be made under the 2023 Plan. If this Proposal 2 is not approved by our stockholders, any such equity award grants will be made under the 2013 Plan. For additional information regarding our current compensation program for non-employee directors, please see below in the section entitled “Director Compensation”.
Securities Authorized for Issuance under Equity Compensation Plans
Please see the section titled “Securities Authorized for Issuance under Equity Compensation Plans” in this proxy statement, which information is incorporated by reference here.
Required Vote
“For” votes from holders of a majority of the shares present via virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to approve this Proposal 2. Abstentions will have the same effect as “against” votes; broker non-votes will have no effect.

Proposed Resolution
It is proposed that at the Annual Meeting the following resolution be adopted:
“RESOLVED, that the 2023 CymaBay Therapeutics, Inc. Equity Incentive Plan be, and hereby is, approved.”
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as CymaBay’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited CymaBay’s consolidated financial statements since 1994. They are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither CymaBay’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as CymaBay’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of CymaBay and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to CymaBay for the fiscal years ended December 31, 2021 and December 31, 2022, by Ernst & Young LLP, CymaBay’s independent registered public accounting firm.
	Fiscal Year Ended
	2021	2022
Audit Fees(1)	$1,540,270	$1,547,800
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,560	—
Total	$1,541,830	$1,547,800
(1)
In 2021 and 2022, Audit Fees consisted of fees and expenses covering the audit of our consolidated financial statements, reviews of our interim quarterly reports, accounting and financial reporting consultations, and the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(2)	All Other Fees consist of fees billed for an annual subscription to Ernst & Young LLP’s online resource library.
PRE-APPROVAL POLICIES AND PROCEDURES.
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by CymaBay’s independent registered public accounting firm, Ernst & Young LLP. The policy requires pre-approval of services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the independent registered public accounting firm’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are asking stockholders to indicate their support for our named executive officer compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view on compensation for our named executive officers. The say-on-pay vote is advisory and, therefore, not binding on us. Our Board and Compensation Committee value the opinions of our stockholders and reviews and considers the voting results when making decisions regarding our compensation program for our named executive officers. See “Executive Compensation – Summary Compensation – Stockholder Engagement and Say-on-Pay Vote Results” below for a description of our stockholder engagement on executive compensation. The say-on-pay vote is required pursuant to Section 14A of the Exchange Act.
Rationale and Scope of Proposal
Our Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•	attract and retain talented and experienced executives who strategically address our short-term and long-term needs;
•
align the interests of our executives with stockholders by motivating executives to focus on activities and objectives that increase stockholder value and reward executives when stockholder value increases;

•	compensate our executives in a manner that motivates them to manage our business to meet our short-term and long-term objectives and create stockholder value;
•	retain executives whose knowledge, skills and performance are critical to our success; and
•
foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our stockholders, while ensuring that these goals are obtained with the highest degree of integrity and compliance with laws and regulations, while protecting the health and safety of those stakeholders involved in, or benefiting from, our research and development efforts.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives. Our Compensation Committee and our Board believe that its policies and procedures are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our ability to conduct our business in the manner best suited for our stockholders. We have considered the results of the advisory vote held at our last stockholders’ meeting in determining our compensation policies and decisions for the remainder of 2022 and for 2023.
At our 2019 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. Our Board recommended, and our stockholders indicated a strong preference for, holding such a vote every year and, after taking our stockholders’ recommendation into consideration, our Board determined to hold such a vote every year. Accordingly, we are submitting this Proposal 4 for stockholder approval at the Annual Meeting, and the next advisory vote on executive compensation will be at our 2024 annual meeting of Stockholders.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, programs and practices described in this proxy statement. As this is a non-binding, advisory vote, the result will not be binding on us, our Board or our Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation philosophy, programs and practices.

Recommendation of the Board
In accordance with SEC rules, and as a matter of good corporate governance, we ask stockholders to approve the following advisory resolution:
RESOLVED, that the stockholders of CymaBay Therapeutics, Inc. approve, on an advisory basis, the compensation of the company’s named executive officers disclosed in the Summary Compensation Table and the related compensation tables, notes and narratives in the proxy statement for the company’s 2023 Annual Meeting of Stockholders.
Voting
This proposal is non-binding on us and our Board. Voting “FOR” indicates support; voting “AGAINST” indicates lack of support. You may abstain by voting to “ABSTAIN,” which will have the same effect as an “AGAINST” vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with CymaBay’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and CymaBay, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Éric Lefebvre, Caroline Loewy, Thomas G. Wiggans and Robert J. Wills. In making these determinations, the Board found that none of these directors, or nominees for director had a material or other disqualifying relationship with CymaBay. Mr. Shah is not independent as he currently serves as an officer of CymaBay. Ms. Dorling is not independent as she served as an officer of CymaBay from August 2019 to December 2019 and received certain compensation from CymaBay in early 2020. However, the Board has determined that as of May 1, 2023, Ms. Dorling will be an independent director within the meaning of the applicable Nasdaq listing standards. Mr. von Emster is not independent as he serves as a managing partner at Abingworth, LLP, which is affiliated with an entity that has provided $75 million of development funding to CymaBay under an ongoing Development Financing Agreement with CymaBay.
DIVERSITY IN BOARD MEMBERSHIP
CymaBay seeks to achieve an appropriate level of diversity in the membership of its Board and to assemble a broad range of skills, expertise and knowledge to benefit its business. The Nominating and Corporate Governance Committee and the full Board annually assess the composition of the Board, considering diversity across many dimensions, including industry experience, functional areas and skills (e.g., technology and finance), gender, geographic scope, public and private company experience, whether they are a member of an underrepresented community and director experience in the context of an assessment of the current and expected needs of the Board. The Nominating and Corporate Governance Committee reviews director candidates based on the Board’s needs as identified through this assessment and other factors and considers, among other things, independence, character, gender, demonstrated leadership, skills, including financial expertise, whether they are a member of an underrepresented community and experience in the context of the needs of the Board. Although the Board does not have a formal policy regarding board diversity, the Board believes that having such diversity among its members enhances the Board’s ability to make fully informed, comprehensive decisions. See “Board Diversity” in Proposal 1 – Election of Directors for information on the gender and racial diversity of our directors.
BOARD LEADERSHIP STRUCTURE
The Board has an independent Chairman, Dr. Wills, who, as Chairman has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. CymaBay believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of CymaBay. In addition, CymaBay believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of CymaBay and its stockholders. As a result, CymaBay believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
The Board has an active role, as a whole and also at the committee level, in overseeing management of CymaBay’s risks. The Board regularly reviews information regarding CymaBay’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and CymaBay’s independent registered public accounting firm, as appropriate, CymaBay’s major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to CymaBay’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
MEETINGS OF THE BOARD
The Board met five times during 2022. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during 2022. We encourage each Board member to attend our annual stockholders’ meeting and four of the seven directors attended the 2022 Annual Meeting of Stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Caroline Loewy	X(1)		X
Thomas G. Wiggans		X	X(1)
Éric Lefebvre	X		X
Robert J. Wills	X	X(1)
Total meetings in 2022	4	5	1
(1)	Committee Chair
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to CymaBay.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee CymaBay’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on CymaBay’s audit engagement team as required by law; reviews and approves or rejects transactions between CymaBay and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by CymaBay regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review CymaBay’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of CymaBay’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Ms. Loewy (Chair), Dr. Lefebvre and Dr. Wills. The Board has adopted a written Audit Committee charter that it reviews on an annual basis and is available to stockholders on the Investors section of CymaBay’s website at https://ir.cymabay.com/governance-docs.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of CymaBay’s Audit Committee are, and during 2022 were, independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that during 2022 Ms. Loewy, the current Chair of the Audit Committee, qualified as an “Audit Committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC, and satisfies the financial sophistication requirements of the Nasdaq listing standards. The Board made a qualitative assessment of her individual levels of knowledge and experience, based on a number of factors, including her respective formal education and the fact that Ms. Loewy was formerly a chief financing officer for a public company.
Report of the Audit Committee of the Board of Directors1
Management is responsible for CymaBay’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of CymaBay’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, in 2023, the Audit Committee met, reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022 with management and Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in CymaBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Caroline Loewy (Chair)
Éric Lefebvre
Robert Wills
Compensation Committee
The current members of the Compensation Committee are Dr. Wills (Chair) and Mr. Wiggans. All members of CymaBay’s Compensation Committee are, and during 2022 were, independent as independence is currently defined in Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq listing standards. The Compensation Committee met five times during 2022. The Board has adopted a written Compensation Committee charter that is reviewed on an annual basis and is available to stockholders on the Investors section of CymaBay’s website at https://ir.cymabay.com/governance-docs.
[1]
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of CymaBay under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee CymaBay’s compensation strategy, policies, plans and programs, including:
•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of CymaBay’s Chief Executive Officer and the other executive officers and directors; and

•	administration of CymaBay’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.
Compensation Committee Processes and Procedure
The Compensation Committee typically meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of CymaBay. In addition, under the charter, the Compensation Committee has the authority (a) to obtain, at the expense of CymaBay, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties, and (b) to delegate authority to subcommittees as it deems appropriate. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During 2022 the Compensation Committee engaged Aon’s Human Capital Solutions practice a division of Aon plc (“Aon”), an independent compensation consultant, after taking into consideration the six factors prescribed by the SEC and Nasdaq. As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Using this information, Aon was also asked to develop executive and director compensation recommendations for us including equity award guidelines for newly hired employees as well as annual equity award guidelines for existing employees. Aon also developed compensation recommendations for the Compensation Committee that were presented to the Board for its consideration. No “additional services” (beyond recommendations on the compensation of officers and directors) provided by Aon exceeded $120,000 in the aggregate.
Compensation Policies and Practices as They Relate to Risk Management
In 2022, our Compensation Committee reviewed our compensation policies and practices and concluded that the mix and design of these policies and practices are not reasonably likely to encourage our employees to take excessive risks. In connection with its evaluation, our Compensation Committee considered, among other things, the structure, philosophy and design characteristics of our primary incentive compensation plans and programs in light of our risk management and governance procedures, as well as other factors that may calibrate or balance potential risk-taking incentives. Based on this assessment, our Compensation Committee concluded that risks arising from our compensation policies and practices for all employees, including executive officers, are not reasonably likely to have a material adverse effect on us.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of CymaBay (consistent with criteria approved by the

Board), reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing corporate governance principles for CymaBay.
The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Wiggans (Chair), Dr. Lefebvre and Ms. Loewy. All current members of the Nominating and Corporate Governance Committee are, and during 2022 were, independent as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met once during 2022. The Board has adopted a written Nominating and Corporate Governance Committee charter that is reviewed annually and is available to stockholders on the Investors section of CymaBay’s website at https://ir.cymabay.com/governance-docs.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of CymaBay, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of CymaBay’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of CymaBay and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity as described under “Diversity in Board Membership” above. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to CymaBay during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 7575 Gateway Blvd., Suite 110, Newark, CA 94560 by January 1 of the year in which such director is to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of CymaBay’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD
CymaBay has adopted a formal communication policy that provides that stockholders wishing to communicate with the Board or an individual director regarding any matter, other than concerns or complaints about CymaBay’s accounting, internal controls or auditing matters, may send a written communication addressed as follows: Corporate Secretary, CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560. Communications also may be sent by email to the following address shareholders@cymabay.com. Any concerns or complaints about CymaBay’s accounting, internal controls or auditing matters should be submitted in compliance with CymaBay’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters. CymaBay’s Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Corporate Secretary will discard the communication. A copy of CymaBay’s stockholder communication policy is posted at CymaBay’s website at https://ir.cymabay.com/governance-docs.
CODE OF BUSINESS CONDUCT AND ETHICS
CymaBay has adopted the CymaBay Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on CymaBay’s website at https://ir.cymabay.com/governance-docs. If CymaBay makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, CymaBay will promptly disclose the nature of the amendment or waiver on its website.
POLICY AGAINST HEDGING AND PLEDGING TRANSACTIONS
CymaBay believes that speculative and short-term trading of its securities is not appropriate for its employees or directors and thus provides, in its insider trading policy, that no employee, director or covered consultant may engage in short sales, transactions in put or call options or other derivative securities based on CymaBay securities, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to CymaBay equity at any time.

DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2022, certain information with respect to the compensation of each person serving as a non-employee director of CymaBay as of December 31, 2022:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Janet Dorling	40,000	150,435	190,435
Éric Lefebvre	41,880	287,673	329,553
Caroline Loewy	65,000	150,435	215,435
Kurt von Emster	42,884	150,435	193,319
Thomas G. Wiggans	57,500	150,435	207,935
Robert J. Wills	95,000	150,435	245,435
(1)
These amounts are not cash compensation, but rather the aggregate fair value of the equity compensation granted to our non-employee directors during the fiscal year. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K as filed with the SEC on March 23, 2023, regarding assumptions underlying valuation of equity awards. Each non-employee director was granted only one option award in 2022. The option award value for Ms. Dorling, Ms. Loewy, Mr. von Emster, Mr. Wiggans and Dr. Wills was approximately $150,000 on the date upon which the option was granted, as these options were annual options. The option award value for Dr. Lefebvre was approximately $300,000 on the date upon which the option was granted, as this option was an initial appointment option. See “Non-Employee Director Compensation Policy” below for a description of the option awards.

At December 31, 2022, the following non-employee directors held options and incentive awards* to purchase the following number of shares:
Name	Options	Incentive Awards
Janet Dorling	105,860	—
Éric Lefebvre	28,750	—
Caroline Loewy	238,866	—
Kurt von Emster, CFA	248.415	3,372
Thomas G. Wiggans	105,860	—
Robert J. Wills, Ph.D.	287,866	—
*
An incentive award is an award that may be settled, at the sole discretion of CymaBay, by either (1) the holder’s purchase of the number of shares of our common stock at the applicable exercise price per share on the date of grant or (2) the holder’s receipt of a cash payment equal to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share on the date of grant, multiplied by the portion of the award being exercised.

Non-Employee Director Compensation Policy
Our Non-Employee Director Compensation Program is intended to compensate our non-employee directors with a combination of cash and equity. Each non-employee director will receive an annual base cash retainer of $40,000 for such service. The chair of our Board (provided he or she is not an employee) will receive an additional annual base cash retainer of $30,000 for this service. In addition, we intend to compensate the members of our Board for service on our committees as follows:
•	The chair of our Audit Committee will receive an annual cash retainer of $20,000 for this service, and each of the other members of the Audit Committee will receive an annual cash retainer of $10,000.
•
The chair of our Compensation Committee will receive an annual cash retainer of $15,000 for such service, and each of the other members of the Compensation Committee will receive an annual cash retainer of $7,500.

•
The chair of our Nominating and Corporate Governance Committee will receive an annual cash retainer of $10,000 for this service, and each of the other members of the Nominating and Corporate Governance Committee will receive an annual cash retainer of $5,000.

Cash payments described above are paid quarterly.
Further, concurrently with the grants under our annual grant program for employees, each non-employee director is expected to be granted an annual equity award valued at approximately $150,000. If a new board member joins our Board, the director is expected to be granted an initial equity award valued at approximately $300,000. Annual equity awards and equity awards to new Board members will be subject to vesting as determined by the Board or the Compensation Committee on the date of grant, generally vesting over 12 months for annual grants, and vesting over 36 months for initial grants.

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers as of April 15, 2023:
Name	Age	Position
Sujal Shah	49	President and Chief Executive Officer
Charles McWherter, Ph.D.	68	President of Research and Development, Chief Scientific Officer
Paul Quinlan	60	General Counsel and Chief Compliance Officer
Dennis Kim, M.D.(1)	53	Chief Medical Officer
Lewis Stuart	63	Chief Commercial Officer
Klara Dickinson	56	Chief Regulatory and Quality Assurance Officer
Daniel Menold	53	Vice President, Finance
(1)	Dr. Kim’s employment with us terminates on May 17, 2023.
Sujal Shah’s biography is included above under the section titled “Proposal 1—Election of Directors.”
Charles McWherter, Ph.D. has served as our President of Research and Development since November 2022, and as our Chief Scientific Officer since 2013, and served as our Senior Vice President from 2013 until November 2022. From 2007 to 2013, he served as our Senior Vice President, Research and Preclinical Development. From 2003 to 2007, he served as Vice President and head of the cardiovascular therapeutics areas of Pfizer Inc., a biopharmaceutical company. From 2001 to 2003, Dr. McWherter served as Vice President of Drug Discovery at Sugen, Inc., a biopharmaceutical company acquired by Pfizer Inc. in 2003. Dr. McWherter obtained his Ph.D. from Cornell University.
Paul Quinlan has served as our General Counsel, Chief Compliance Officer and Corporate Secretary since October 2020. He was also our General Counsel and Corporate Secretary from December 2017 to February 2020. Previously, Mr. Quinlan served as General Counsel and Secretary at TerraVia Holdings, Inc. (formerly Solazyme, Inc.), a biotechnology company, from 2010 to January 2018, where he was responsible for the general supervision of the company’s legal affairs. From 2005 to 2010, Mr. Quinlan was General Counsel and Secretary at Metabolex, Inc., a biopharmaceutical company, and from 2000 to 2005, Mr. Quinlan held various positions in the legal department at Maxygen, Inc., a biopharmaceutical company, most recently that of Chief Corporate Securities Counsel. Prior to joining Maxygen, Mr. Quinlan was an associate at Cooley LLP and Cravath, Swaine & Moore LLP. Mr. Quinlan obtained a law degree from Columbia Law School and a M.Sc. in Medical Biophysics from the University of Toronto.
Dennis Kim, M.D. has served as our Chief Medical Officer since May 2021 and his employment with us will terminate on May 17, 2023. From November 2020 to March 2021 he served as Chief Medical Officer of Afyx Therapeutics, a topical drug delivery company, where he led clinical, medical and regulatory development for Rivelin, a novel mucoadhesive patch to deliver treatment for diseases such as oral lichen planus. Prior to this, from March 2019 to November 2020 he served as Chief Medical Officer of Emerald Health Sciences, a biotechnology company, where he was responsible for the general supervision of the company’s clinical and medical affairs, and from September 2011 to February 2019 was Chief Medical Officer at Zafgen, Inc., a biotechnology company, where he was responsible for the general supervision of the company’s clinical and medical affairs. Prior to this Dr. Kim served in senior leadership roles at Orexigen, EnteroMedics and Amylin Pharmaceutical. He received his medical degree from The Chicago School of Medicine, completed his internal medicine residency at Rush University Medical College, and specialty fellowship training in endocrinology/metabolism at University of California, San Diego (UCSD) Medical Center. He also holds a M.B.A. with emphasis in biotechnology structure and strategy from UCSD Rady School of Business.
Lewis Stuart has served as our Chief Commercial Officer since May 2021. From December 2019 to May 2021, Mr. Stuart served as Vice President and Prostate Cancer Franchise Leader for Myovant Sciences, a biopharmaceutical company. In this role he led the company’s Prostate Cancer Launch Readiness cross functional team of commercial, medical, legal, and manufacturing functions. From 2013 to 2017, Mr. Stuart served as Vice President, US Oncology Franchise at Genomic Health, a healthcare company, in which role he was responsible for various commercial aspects of the company’s oncology business. Prior to Genomic Health, Mr. Stuart held senior leadership roles at several leading biopharmaceutical companies including Genomic Health and CV Therapeutics. He received a B.A. in Communications and Marketing Management from Virginia Polytechnic & State University, with graduate studies at Northeastern University.
Klara Dickinson has served as our Chief Regulatory and Quality Assurance Officer since October 2020. Prior to that she was our Chief Regulatory and Compliance Officer since January 2019 and our Senior Vice President, Regulatory Affairs and Compliance since June 2017. Previously, she served as Senior Vice President, Chief Regulatory Officer at Anthera Pharmaceuticals, Inc., a biopharmaceutical company, from 2014 to 2017, where she was responsible for the general supervision of the company’s regulatory affairs. From 2007 to 2014, she was Senior Vice President of Regulatory Affairs and Compliance at Hyperion Therapeutics, Inc. Ms. Dickinson also spent three years at CoTherix, Inc. as Vice President, Regulatory Affairs and Healthcare Compliance Officer, and held various positions at biopharmaceutical companies such as Scios, Inc. and DEY Laboratories (a subsidiary of Mylan, Inc.). Ms. Dickinson holds a B.S. in Biology from the College of Great Falls in Montana and is certified by the Regulatory Affairs Certification Board.
Daniel Menold has served as our Vice President, Finance since April 2017, and previously served as our Corporate Controller since January 2014. Prior to joining CymaBay, Mr. Menold served as Corporate Controller for technology firm Zoosk, Inc., from 2011 to 2013, where he was responsible for the accounting and financial reporting functions and as Controller and Director of Accounting at Affymetrix, Inc. from 2005 to 2010. Prior to 2005, he held accounting and finance positions of increasing responsibility at public and private life sciences and high technology companies in the Silicon Valley. Earlier in his career, Mr. Menold was at Ernst & Young LLP where he was an audit manager and served on audits of life sciences and high technology companies. Mr. Menold received a M.S. in accounting and B.S. in finance from The University of Virginia McIntire School of Commerce.

EXECUTIVE COMPENSATION
This section provides information regarding the compensation of our principal executive officer (Mr. Shah), and our two other highest paid executive officers who were serving as executive officers on December 31, 2022. The officers listed below are collectively referred to herein as the “named executive officers.” For information regarding the compensation of our directors, see “Director Compensation.”
Summary Compensation
The following table shows information regarding the compensation earned during the fiscal years ending December 31, 2022 and 2021, by our named executive officers.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sujal Shah Chief Executive Officer	2022	590,000	1,518,010	450,000	3,773	2,561,783
	2021	550,000	1,338,482	320,100	3,773	2,212,355
Charles McWherter President of R&D	2022	456,685	525,465	240,000	3,963	1,226,113
	2021	436,000	522,334	169,168	3,963	1,131,465
Paul Quinlan General Counsel	2022	413,700	467,080	210,000	6,020	1,096,800
	2021	394,000	103,380	152,872	6,020	656,272
(1)
Represents the aggregate fair value of options granted for each fiscal year. The options’ shares vest in equal monthly installments over forty-eight months from January 1 of the applicable year, subject to the optionee’s continued employment or service with CymaBay. The options have a maximum term of 10 years, subject to earlier termination in certain situations related to cessation of employment or services. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 10 to our consolidated financial statements in our Annual Report on Form 10-K as filed on March 23, 2023, regarding assumptions underlying our valuation of equity awards.

Base Salaries
Our Compensation Committee recognizes the importance of base salary as an element of compensation to provide our executive officers with steady cash flow during the year that is not contingent on short-term variations in our corporate performance. The setting of base salaries also includes an evaluation as to appropriate levels taking into account each individual’s job duties, responsibilities, performance and experience plus comparisons to the salaries of our other executive officers. The Compensation Committee reviews base salaries at least annually and may recommend adjustment from time to time based on the results of that review. The Compensation Committee determines salary increases using a combination of relevant competitive market data, scope of responsibilities and assessment of individual performance.
For 2022, the annual base salaries of the named executive officers were set by our Board, upon the recommendation of our Compensation Committee. The increased salaries were partially the result of a company-wide cost of living increase of approximately 3.0%, which was designed to help us remain competitive for employee talent in the Northern California market in which we operate. In addition, the salary of Mr. Shah was increased a further 4.3% to reflect his performance in 2021 and to better align his salary with chief executive officers at peer group companies after the Committee considered the executive compensation analysis done by the Compensation Committee’s compensation consultant (Aon) (the “2022 Compensation Analysis”) that showed that the base salaries of certain of our executive officers generally fell below the median of market data provided by Aon. The further 9.4% increase in the salary of Dr. McWherter was primarily due to his promotion to President of Research and Development in 2022 to align Dr. McWherter’s salary with his new position. Mr. Quinlan’s salary increase of a further 2.0% was to reflect his performance in 2021 and to better align his salary with chief legal officers at peer group companies as a result of the 2022 Compensation Analysis.

For 2021 and 2022, the annualized base salaries for each of our named executive officers as of December 31 of the applicable year were as follows:
Named Executive Officer	2021 Salary	2022 Salary	Change from 2021
Sujal Shah	$550,000	$590,000	7.3%
Charles McWherter	$436,000	$490,000(1)	12.4%
Paul Quinlan	$394,000	$413,700	5.0%
(1)	Dr. McWherter’s salary was increased from $450,000 to $490,000 (8.9%) as of November 1, 2022 upon his appointment as President of Research and Development.
Non-Equity Compensation Plan Information
We have an annual cash incentive plan under which cash incentives may be paid to each of our employees, including our executive officers, after the end of each calendar year. Cash incentive payouts to executive officers are based on the Compensation Committee’s and Board’s assessment of our collective accomplishments, performance and achievements as measured against our business and financial goals and is consistent across the named executive officers except as otherwise described below.
The Compensation Committee determines target cash incentive amounts based on competitive benchmark data derived from a peer group review relative to the executive officer’s specific position. The Board, upon the recommendation of the Compensation Committee, sets target cash incentive amounts at levels the Board and Compensation Committee felt were within market practice based on the data provided by Aon, recognizing that actual payouts would be dependent on actual performance. The Board did not adjust the target cash incentive amounts (as a percentage of base salary) for Mr. Shah or Mr. Quinlan during 2022 because the Board, upon the recommendation of the Compensation Committee, determined that they offered sufficient incentives; thus, the target cash incentive amounts as a percentage of base salary remained unchanged from 2021 to 2022 at 60% for Mr. Shah and 40% for Mr. Quinlan. Dr. McWherter’s target cash bonus was increased by the Board from 40% to 45% as of November 1, 2022 in conjunction with his promotion to President of Research and Development to better align his bonus target with his new position.
Corporate goals and targets are set at the beginning of the fiscal year and are approved by the Compensation Committee and Board. For 2022 the corporate goals and targets were heavily weighted toward the clinical development of seladelpar for primary biliary cholangitis (PBC), including targets for the timely completion of enrollment in the RESPONSE Phase 3 clinical trial, completion of drug validation batches as well as a number of other NDA-enabling activities in addition to certain pre-commercial activities. The corporate goals also included targets for progress in, and completion of, critical NDA-enabling Phase 1 studies for PBC related to drug-drug interactions and food effect as well as renal and hepatic impairment. There were also a series of finance-related goals developed to ensure adequate funding well past NDA filing, and to fund potential additional clinical studies to support market expansion of seladelpar in PBC.
The Board, upon the recommendation of the Compensation Committee, reviewed our achievement against our 2022 corporate goals and determined the achievement to have been 120% of target, based on the achievement of substantially all the goals, with overperformance on several of the goals, most notably the finance goals. The determination was also impacted significantly by the positive impact of the timely achievement of the RESPONSE enrollment goal and its impact on future timelines. The final payment percentage for each named executive officer was also adjusted to take into account personal performance, resulting in upward adjustments for Mr. Shah and Mr. Quinlan. Dr. McWherter’s bonus also reflected his promotion in 2022 to President of Research and Development and the concurrent increase to his target bonus percentage.
For 2022, the cash bonus awards for each of our named executive officers were as follows:
Named Executive Officer	2022 Bonus
Sujal Shah	$450,000
Charles McWherter	$240,000
Paul Quinlan	$210,000

Stock Option Grants
We intend our equity incentive program to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards such performance by our executive officers through the use of equity incentives. We believe that our equity incentive program is an important retention tool for our employees, including our named executive officers. Our equity incentive program currently provides for the use of stock options as the preferred equity compensation vehicle as the Compensation Committee and Board believes that stock options (as opposed to full value awards such as restricted stock or restricted stock units) provides greater long-term incentives for management as stock options require increased stock performance for value realization.
The Board determined the 2022 individual grants for the executive officers upon the recommendation of the Compensation Committee, considering each executive officer’s performance, role in achieving our current and future corporate goals and targets, the anticipated difficulty to replace such officer, the competitive market for similar positions, the retentive power of existing unvested equity held by such named executive officer as well as internal equity amongst our executive officers. In addition, the Board and Compensation Committee also considered the 2022 Benchmark Analysis to inform its grant decisions. In 2021 the Board and Compensation Committee used a similar analysis to inform its grant decisions. The grants made to each of our named executive officers in 2021 and 2022 were as set forth below:
Named Executive Officer	2021 Shares underlying Stock Options	2022 Shares underlying Stock Options
Sujal Shah	287,000	650,000
Charles McWherter	112,000	225,000
Paul Quinlan	22,167(1)	200,000
(1)	Mr. Quinlan rejoined CymaBay in October 2020 and his 2021 grant reflected a pro rata amount based on his partial year of service in 2020.
Compensation Decisions Relating to Fiscal Year 2023
In January 2023, the annual base salaries of our named executive officers were set by our Board, upon the recommendation of our Compensation Committee, as follows, effective January 1, 2023:
Named Executive Officer	2022 Salary	2023 Salary	Change from 2022
Sujal Shah	$590,000	$619,500	5.0%
Charles McWherter(1)	$490,000	$490,000	—
Paul Quinlan	$413,700	$430,000	3.7%
(1)	Dr. McWherter’s salary was increased from $450,000 to $490,000 (8.9%) as of November 1, 2022 upon his appointment as President of Research and Development.
The increased salaries were partially the result of a company-wide cost of living increase, which was designed to help us remain competitive for employee talent in the Northern California market in which we operate. In addition, the salary of Mr. Shah was increased further to reflect his performance in 2022, in particular in regard to overachievement of our financing goals, and better align his salary with chief executive officers at peer group companies as a result of the compensation analysis done by the Compensation Committee’s compensation consultant (Aon) in conjunction with its 2023 compensation analysis (the “2023 Compensation Analysis”). Dr. McWherter’s salary was not adjusted as his salary was increased from $450,000 to $490,000 (8.9%) as of November 1, 2022 upon his appointment as President of Research and Development. Mr. Quinlan’s salary upwards adjustment was partially the result of his performance in 2022 and partially to align his salary with chief legal counsels at peer group companies as a result of the 2023 Compensation Analysis.
In January 2023, the Board, upon the recommendation of the Compensation Committee, determined not to change the target bonus percentages of any of the named executive officers from their December 31, 2022 levels, and thus the approved cash incentive bonus targets for our named executive officers for 2023 are 60% for Mr. Shah, 45% for Dr. McWherter and 40% for Mr. Quinlan.

In January 2023, the Board, upon the recommendation of the Compensation Committee, approved the following equity grants to our named executive officers as a result of our annual grant program:
Named Executive Officer	Shares underlying Stock Options
Sujal Shah	800,000
Charles McWherter	300,000
Paul Quinlan	215,000
The equity awards were granted primarily to (i) better align the long-term equity incentives of the named executive officers with similarly situated executives as a result of the 2023 Compensation Analysis and (ii) provide sufficient ongoing equity vesting to better align the long-term incentives of the named executive officers with our stockholders. In addition the equity awards reflected the overachievement of the Company in regard to its 2022 financing goals.
The stock option awards granted in connection with our 2023 annual grant program have an exercise price of $7.80 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on the date of grant. The grants have a four-year vesting period, with 1/48th of the shares subject to the award vesting each month from January 1, 2023, subject to the named executive officer continuing to provide service to us.
Stockholder Engagement and Say-on-Pay Vote Results
In evaluating our executive compensation program, our Compensation Committee considers many factors, including feedback we receive from our stockholders about our executive compensation program. Our Compensation Committee views stockholder feedback as an important factor in developing and improving our executive compensation program. Our stockholder outreach is a year-round effort by our management to engage with our stockholders in a continuous and meaningful way.
We received an average say-on-pay vote of over 83% support in the two years prior to our 2022 annual meeting. However, at our 2022 annual meeting, only 60.2% of the votes cast by our stockholders on the matter voted in favor of our 2022 executive compensation. As a direct response to that vote, we amplified our historically robust, proactive stockholder outreach efforts. Throughout 2022 and early 2023, we sent engagement invitations to our largest stockholders, who collectively represented a majority of our total shares of common stock outstanding. This outreach yielded meetings with a number of large stockholders and additional communication with other stockholders representing a majority of our outstanding common stock. This engagement included Mr. Shah, our chief executive officer, in all such meetings and communications, and also included Dr. Wills, our independent Board chairman in some of the meetings and communications.
Our Compensation Committee and management team carefully evaluated feedback related to our executive compensation program, including from the say-on-pay vote, from proxy advisory firms and from our stockholder engagement efforts, in the context of our compensation philosophy, objectives, and peer practices. The table below contains a summary of select changes made to our executive compensation program in response to stockholder feedback.
Compensation-Related Feedback Received	Action(s) Taken
Discontinue tax gross-up payments in executive employment letter agreements	Revised policy to exclude tax gross-up payments from future executive employment letter agreements
Enhance compensation governance practices	Capped non-employee director compensation in 2023 equity incentive plan; removed evergreen feature from new plan; require stockholder approval for repricings in new plan
Enhance disclosures on performance measures considered when Compensation Committee and Board applies discretion in bonus calculation	Provided additional disclosure regarding our annual bonus incentive plan funding decision and strategic milestone goals used to calculate bonus achievement

Severance Arrangements
Each of our named executive officers have entered into employment letter agreements pursuant to which they are entitled to receive severance if CymaBay terminates their employment other than for cause. See “Employment Arrangements with our Named Executive Officers” below for a description of these agreements.
Outstanding Equity Awards at Fiscal Year End
The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2022. None of our named executive officers held stock awards.
	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Sujal Shah	12/23/2013	93,106	—	$5.00	12/22/2023
	12/23/2013	38,917	—	$5.00	12/22/2023
	1/6/2014	62,566	—	$5.00	1/5/2024
	1/7/2015	100,000	—	$10.00	1/6/2025
	1/26/2016	54,000	—	$1.06	1/25/2026
	7/25/2016	50,000	—	$1.82	7/24/2026
	1/19/2017	100,000	—	$1.72	1/18/2027
	4/27/2017	90,000	—	$3.48	4/26/2027
	10/27/2017	640,000	—	$9.21	10/26/2027
	1/24/2018	150,000	—	$11.69	1/23/2028
	1/29/2019	321,648	6,844(1)	$8.43	1/28/2029
	5/15/2020	406,953	151,155(2)	$4.05	5/14/2030
	1/26/2021	137,520	149,480(3)	$5.78	1/25/2031
	1/25/2022	148,958	501,042(3)	$2.94	1/24/2032
Charles McWherter	10/31/2013	62,430	—	$5.00	10/30/2023
	12/23/2013	7,546	—	$5.00	12/22/2023
	12/23/2013	31,134	—	$5.00	12/22/2023
	1/6/2014	52,046	—	$5.00	1/5/2024
	1/7/2015	100,000	—	$10.00	1/6/2025
	1/26/2016	54,000	—	$1.06	1/25/2026
	7/25/2016	46,000	—	$1.82	7/24/2026
	1/19/2017	100,000	—	$1.72	1/18/2027
	1/24/2018	150,000	—	$11.69	1/23/2028
	1/29/2019	169,289	3,602(1)	$8.43	1/28/2029
	5/15/2020	239,384	88,915(2)	$4.05	5/14/2030
	1/26/2021	53,666	58,334(3)	$5.78	1/25/2031
	1/25/2022	51,562	173,438(3)	$2.94	1/24/2032
Paul Quinlan	10/12/2020	148,958	126,042(4)	$7.89	10/11/2030
	1/26/2021	10,621	11,546(3)	$5.78	1/25/2031
	1/25/2022	45,833	154,167(3)	$2.94	1/24/2032
(1)
This option vests over a four-year period, with one-quarter of the shares subject to the option vesting on January 1, 2020, and the remainder of the shares vesting in equal monthly installments over the following thirty-six months, subject to the named executive officer continuing to provide service to us.

(2)	This option vests in equal monthly installments over the four-year period beginning on January 31, 2020, subject to the named executive officer continuing to provide service to us.
(3)	This option vests in equal monthly installments over the four-year period beginning on January 1 in the year of grant, subject to the named executive officer continuing to provide service to us.
(4)
This option vests over a four-year period, with one-quarter of the shares subject to the option vesting on October 12, 2021, and the remainder of the shares vesting in equal monthly installments over the following thirty-six months, subject to Mr. Quinlan continuing to provide service to us.

Pay Versus Performance
The following table reports the compensation of our principal executive officer (PEO) and the average compensation of the other named executive officers (Other NEOs) as reported in the Summary Compensation Table for the past two fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules, including total stockholder return (TSR).
Year(1)(2)	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid to PEO(3)	Average SCT Total for Other NEOs	Average Compensation Actually Paid to Other NEOs(3)	Value of Initial Fixed $100 Investment based on TSR(4)	Net income(5)
2022	$2,561,783	$4,524,301	$1,161,456	$1,904,030	$109.23	$(106,001,000)
2021	$2,212,355	$(64,621)	$1,679,588	$1,330,748	$58.89	$(89,998,000)
(1)	We are a smaller reporting company and, accordingly, we have not included any information in this table for 2020.
(2)	The PEO and Other NEOs for the applicable years were as follows:
a.	2022: Mr. Shah served as our PEO and Dr. McWherter and Mr. Quinlan as the Other NEOs.
b.	2021: Mr. Shah served as our PEO and Dennis Kim and Lewis Stuart as the Other NEOs.
(3)
The 2022 Summary Compensation Table totals reported for the PEO and the average of the Other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”:

	2022	2022	2021	2021
	PEO	Average for Other NEOs	PEO	Average for Other NEOs
Summary Compensation Table Total	$2,561,783	$1,161,456	$2,212,355	$1,679,588
ADJUSTMENTS
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(a)	(1,518,010)	(496,273)	(1,338,482)	(1,287,136)
Increase/deduction for the inclusion of Rule 402(v) Equity Values(a)	3,480,528	1,238,847	(938,494)	938,296
Compensation Actually Paid	$4,524,301	$1,904,030	$(64,621)	$1,330,748
(a)
Compensation Actually Paid excludes the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table total. The Rule 402(v) Equity Values instead reflect the aggregate of the following components, as applicable: (i) the fair value as of the end of the listed fiscal year of unvested equity awards granted in that year; (ii) the change in fair value during the listed fiscal year of equity awards granted in prior years that remained outstanding and unvested at the end of the listed fiscal year; and (iii) the change in fair value during the listed fiscal year through the vesting date of equity awards granted in prior years that vested during the listed fiscal year, less the fair value at the end of the prior year of awards granted prior to the listed fiscal year that failed to meet applicable vesting conditions during the listed fiscal year. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

(4)	Measured as the value of a $100 investment in CymaBay common stock at market close on December 31, 2020, the last trading day in 2020, through and including the end of the indicated year.
(5)	Calculated in accordance with U.S. GAAP.
Financial Performance Measures
We do not currently use financial performance measures to link executive compensation actually paid to our NEOs to our performance. However, as discussed above under “Executive Compensation”, we do utilize non-financial measures such as clinical development progress and timelines, manufacturing measures and progress towards commercialization.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above, our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, all of those company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
The amount of compensation actually paid to Mr. Shah is aligned with our TSR over the two years presented in the table. The alignment of compensation actually paid to Mr. Shah with our TSR over the periods presented is because a significant portion of the compensation actually paid to Mr. Shah is composed of stock option awards. As our stock price rises (or falls), the compensation actually paid to Mr. Shah rises (or falls) accordingly, and due to the length of his tenure with the company and thus the large number of shares underlying accumulated stock options, this alignment is magnified, as shown by the negative compensation actually paid to Mr. Shah in 2021 as our stock price dropped and the dramatic increase in his compensation actually paid in 2022 due to the dramatic increase in our TSR over 2021.
The amount of compensation actually paid to our NEOs as a group (excluding Mr. Shah) is less directly aligned with our cumulative TSR over the two years presented in the table. This non-alignment is partially due to the changing composition of the group. In 2021 the two NEOs were both hired in that year and had a single new hire option grant during the year (minimizing the impact of a lower stock price over 2021), while in 2022 the two NEOs were different than in 2021 and had no such new hire grant but did have grants from prior years that benefited from the rising stock price. However, we believe that there is overall alignment, factoring in the changing composition of the NEOs and the different accumulated option situation, because a significant portion of the compensation actually paid to our NEOs as a group (excluding Mr. Shah) is also composed of stock option awards. As our stock price rises (or falls), the compensation actually paid to our NEOs as a group (excluding Mr. Shah) will rise (or fall) accordingly.
Compensation Actually Paid and Net Income
The amount of compensation actually paid to Mr. Shah and to our NEOs as a group (excluding Mr. Shah) is not aligned with our net income over the two years presented in the table. As we are a clinical stage company completing late-stage clinical trials of our first product candidate, net income is not a performance measure used by us for executive compensation. Over the reported period, compensation actually paid increased for Mr. Shah and our NEOs as a group (excluding Mr. Shah), in some cases dramatically, while our net income became slightly more negative due to increased spending on our late-stage development program. This decrease in net income is expected as we do not have a product on the market. If seladelpar is approved by the FDA, we will commercialize seladelpar and at that point net income will become an appropriate performance measure for executive compensation.
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of CymaBay under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

Employment Arrangements with Our Named Executive Officers
We have entered into individual employment letter agreements with each of our named executive officers that include, inter alia, provisions relating to the terms of separation and change in control. The material terms of these agreements are summarized below. See “—Change in Control and Termination-Related Provisions—Definitions” below for the meanings of certain terms used in this section.
Basic Terms
The employment letter agreements with each of our named executive officers provide for (i) an annual base salary, which is subject to review and change, as determined by our Board or Compensation Committee, (ii) eligibility for an annual target-based cash incentive equal to a percentage of such officer’s base salary and (iii) eligibility to participate in the company’s benefit plans and arrangements, including fully-paid individual health insurance premiums. Each of the employment letter agreements provide for “at-will” employment of the named executive officer, meaning that either we or the named executive officer may terminate employment at any time, with or without notice and with or without cause. As a result of the at-will nature of the relationship, the employment letters agreements do not have a guaranteed term of employment.
Change in Control and Termination-Related Provisions
Termination for Any Reason
Upon any termination of employment, each named executive officer is entitled to receive accrued but unpaid salary (including payment of accrued but unused vacation days), such officer’s vested equity awards and any other accrued benefits under the company’s benefit plans or such officer’s employment letter agreement. If the termination of employment is by the named executive officer without good reason, all unvested equity awards held by the named executive officer would be forfeited and such officer would have three months (or, in each case, the remaining term of the applicable option, if shorter) following termination of employment to exercise any vested options.
Termination Without Cause or Resignation for Good Reason
In the event that a named executive officer is terminated by the company without cause, or such officer resigns with good reason, such officer will be entitled to receive (i) cash severance in an amount equal to up to 12 months of such officer’s base salary, payable over up to 12 months, (ii) continued health benefits for up to 12 months following termination of employment, (iii) a pro-rated cash incentive payment (not less than 9 months) at 100% of their target cash incentive, (iv) equity acceleration equal to 12 months of additional vesting and (v) accrued but unpaid salary (including payment of accrued but unused vacation days). All unvested equity awards held by the named executive officer as of the date of termination (other than those subject to acceleration as set forth in (iv) above) would be forfeited and such officer would have three months (or, in each case, the remaining term of the applicable option, if shorter) following termination to exercise any vested options. In addition, the timing of payments may be modified by us to comply with Section 409A of the Code.
Change in Control Acceleration
In the event of a change in control of the company, 50% of the unvested equity of each named executive officer will accelerate as of the date of the change in control of the company.
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
In the event that the employment of a named executive officer is terminated by the company without cause or such officer resigns with good reason, in each case within 12 months following a change in control, such officer will be entitled to receive (in lieu of the benefits described in “—Termination Without Cause or Resignation for Good Reason” above) (i) cash severance in an amount equal to up to 12 months of such officer’s base salary, payable over up to 12 months, (ii) continued health benefits for up to 15 months following termination, (iii) a cash incentive payment equal to 125% of the officer’s target cash incentive, (iv) equity acceleration of the remainder of the unvested equity that the named executive officer held on the date of the change in control and (v) accrued but unpaid salary (including payment of accrued but unused vacation days). All unvested equity awards held by the named executive officer as of the date of termination (other than those subject to acceleration as set forth in (iv) above) would be forfeited and such officer would have three months (or, in each case, the remaining term of the applicable option, if shorter) following termination to exercise any vested options. In addition, the timing of payments may be modified by us to comply with Section 409A of the Code.
Gross-Up Payments
If any amounts owed to a named executive officer as a result of a termination in connection with a change in control of the company would be subject to the excise tax imposed by Section 4999 of the Code (together with any interest or penalties imposed with respect to such excise tax, the “Excise Tax”), then the named executive officer is entitled to receive from the company an additional payment (the “Gross-Up Payment”) in an amount equal to (i) all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the payment (the “First Reimbursement Payment”), (ii) all federal, state and local income taxes and employment taxes on the First Reimbursement Payment, and (iii) all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the First Reimbursement Payment. While the employment offer letters for each of the named executive officers have a Gross-Up Payment provision, in 2021 our Compensation Committee determined not to include such a provision in the employment offer letters of any employee (including any executive officer) that joined the company after the date thereof. We have not included a Gross-Up Payment provision in any employee offer letter since that decision in 2021.
Release of Claims
Eligibility for the severance payments and severance benefits described above is conditioned upon the execution by the named executive officer and effectiveness, within a specified period following termination, of a general release of claims in favor of the company.
Termination in the Event of Death or Disability
In the event of termination by reason of a named executive officer’s death or disability, such officer will be entitled to receive the same benefits as described under “—Termination for Any Reason” above, except that such officer (or such officer’s estate or legal representative, as applicable) will have 12 months (in the case of termination due to disability) or 18 months (in the event of termination due to death) (or, in each case, the remaining term of the options if shorter) following termination to exercise any vested options.
Definitions
Under the employment letter agreements with our named executive officers:
•
“cause” means the occurrence of any one or more of the following: (i) conviction of, or plea of no contest, with respect to any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) participation in a fraud or act of dishonesty that results in material harm to the company; (iii) intentional material violation of any contract or agreement between the executive and the company, including but not limited to their employment letter agreement or their Employee Agreement on Confidential Information and Inventions, or violation of any statutory duty that the executive owes to the company, but only if the executive does not correct any such violation within 30 days after written notice thereof has been provided to the executive (if such notice is reasonably practicable); or (iv) gross negligence or willful neglect of the executive’s job duties, as determined by the Board in good faith, but only if the executive does not correct such violation within 30 days after written notice thereof has been provided to the executive (if such notice is reasonably practicable);

•
“change in control” means an ownership change event (as defined below) or a series of related ownership change events (collectively, a “transaction”) wherein the stockholders of the company immediately before the transaction do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding securities of the company or, in the case of a transaction described in clause (iii) of the “ownership change event” definition, the corporation or other business entity to which the assets of the company were transferred (the “transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership includes, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities that own the company or the transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

•
an “ownership change event” is deemed to have occurred if any of the following occurs with respect to the company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the company of more than 50% of the voting stock of the company; (ii) a merger or consolidation in which the company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the company; and

•
“good reason” means any one of the following events that occurs without the executive’s consent: (i) the material reduction in the executive’s responsibilities, authorities or functions as an employee of the company (but not merely a change in reporting relationships); (ii) a material reduction in the executive’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs); (iii) a material change of the executive’s place of employment that results in an increase to the executive’s round trip commute of more than 20 miles; or (iv) the company’s material breach of the executive’s employment letter agreement. Notwithstanding the foregoing, the executive must provide written notice to the General Counsel of the company and the Chief Executive Officer within 30 days after the date upon which such event first occurs, and allow the company 30 days thereafter (the “cure period”) during which the company may attempt to rescind or correct the matter giving rise to good reason. If the company does not rescind or correct the conduct giving rise to good reason to the executive’s reasonable satisfaction by the expiration of the cure period, the executive’s employment will then terminate with good reason as of such thirtieth day.

Employee Agreements on Confidential Information and Inventions
Each of our named executive officers has entered into an agreement with us with respect to proprietary information and inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information received during employment and to assign to us any inventions conceived or developed during employment.
Perquisites, Health, Welfare and Retirement Benefits
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all our other employees. CymaBay provides a 401(k) plan to our employees, including our named executive officers. CymaBay matches 100% of a participant’s contributions, including our named executive officers, to the 401(k) plan up to a maximum annual matching contribution of (i) prior to January 1, 2023, $750 and (ii) on and after January 1, 2023, $2,500. In addition, CymaBay reimburses our employees, including our named executive officers, for reasonable business expenses incurred in the discharge of their duties in accordance with the general practices and policies of CymaBay and subject to CymaBay’s annual expense budget.
CymaBay generally does not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. CymaBay does, however, pay the premiums for term life insurance and disability insurance for all our employees, including our named executive officers. In addition, each of our named executive officers is entitled to participate in an individual disability income protection plan, the premiums of which are paid by CymaBay.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of CymaBay’s common stock as of March 15, 2023, by: (i) each of our current directors and nominees for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and current directors of CymaBay as a group; and (iv) all those known by CymaBay to be beneficial owners of more than five percent of its common stock.
Beneficial Owner	Shares that May Be Acquired w/in 60 Days of March 15, 2023	Beneficial Ownership(1)
		Number of Shares	Percent of Total
Entities associated with Avoro Capital Advisors LLC(2)	4,642,857	14,942,857	14.7%
Entities associated with TCG Crossover Fund(3)	—	5,905,400	6.1%
Entities associated with Commodore Capital LP(4)	—	5,738,500	5.9%
Entities associated with Perceptive Advisors LLC(5)	—	5,278,962	5.4%
Sujal Shah	2,611,291	2,782,592	2.8%
Charles McWherter	1,208,122	1,208,122	1.2%
Paul Quinlan	275,116	275,116	*
Janet Dorling	130,888	130,888	*
Éric Lefebvre	49,860	49,860	*
Caroline Loewy	252,783	252,783	*
Kurt von Emster(6)	265,704	379,387	*
Thomas G. Wiggans	130,888	130,888	*
Robert J. Wills	301,783	331,783	*
All executive officers and current directors as a group (13 persons)(7)	6,958,631	7,294,615	7.0%
*	Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, CymaBay believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 97,293,397 shares outstanding on March 15, 2023.

(2)
The information in the table is based solely upon the Schedule 13G/A filed with the SEC on February 11, 2022, reporting beneficial ownership as of December 31, 2021, and information known to us assuming that the information in the Schedule 13G/A continues to be correct. Each of Avoro Capital Advisors LLC (“Avoro”) and Behzad Aghazadeh, who serves as portfolio manager and controlling person of Avoro, have sole voting power and sole dispositive power with respect to these all these shares. Consists of 10,300,000 shares outstanding and 4,642,857 shares issuable upon exercise of pre-funded warrants. The address of the business office of each of Avoro and Dr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.

(3)
The information in the table is based solely upon the Schedule 13G filed with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022. The shares are held of record by TCG Crossover Fund I, L.P although TCG Crossover GP I, LLC, its general partner, and Chen Yu the sole managing member of TCG Crossover GP I, may be deemed to beneficially own the shares. Each of TCG Crossover Fund I, L.P., TCG Crossover GP I, LLC and Chen Yu have shared voting and dispositive power with respect to the shares. The address of these entities and individual is 705 High St., Palo Alto, CA 94301.

(4)
The information in the table is based solely upon the Schedule 13G filed with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022. Commodore Capital LP and Commodore Capital Master LP each have shared voting and dispositive power with respect to all the shares. The address for Commodore Capital LP and Commodore Capital Master LP is 444 Madison Avenue, Floor 35, New York, New York 10022.

(5)
The information in the table is based solely upon the Schedule 13G filed with the SEC on March 10, 2023, reporting beneficial ownership as of March 3, 2023. The shares are held of record by Perceptive Life Sciences Master Fund, Ltd., although Perceptive Advisors LLC, its investment manager, and Joseph Edelman, the managing member of Perceptive Advisors LLC, may be deemed to beneficially own the shares. Each of Perceptive Life Sciences Master Fund, Ltd., Perceptive Advisors LLC and Joseph Edelman have shared voting and dispositive power with respect to the shares. The address of these entities and individual is 51 Astor Place, 10th Floor, New York, NY 10003.

(6)	Includes 18,316 shares held by the Konrad Hans von Emster III and Elizabeth F. von Emster Revocable Trust dated January 18, 2005.
(7)	Consists of shares beneficially owned by each current executive officer and current director, including our executive officers not appearing in the table above, as of March 15, 2023.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
The following table provides information with respect to all our equity compensation plans in effect as of December 31, 2022, which consists of our 2003 Equity Incentive Plan, 2013 Equity Incentive Plan and 2020 New Hire Plan.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders
2003 Equity Incentive Plan	22,816	$5.00	—
2013 Equity Incentive Plan	13,258,561(1)	$5.32	2,680,621(2)
Total	13,281,377	$5.32	2,680,621
Equity Compensation Plans not approved by security holders
2020 New Hire Plan	750,000	$4.16	—(3)
Total	14,031,377	$5.26	2,680,621
(1)
Includes 101,182 shares that may be issued pursuant to incentive awards at the sole discretion of CymaBay, by either (1) the holder’s purchase of the number of shares of our common stock at the applicable exercise price per share on the date of grant or (2) the holder’s receipt of a cash payment equal to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share on the date of grant, multiplied by the portion of the award being exercised.

(2)
Pursuant to terms of the 2013 Equity Incentive Plan, the share reserve (“Share Reserve”) automatically increased on January 1st of each year, until and including January 1, 2023, in an amount equal to 5.0% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year. On January 1, 2023, pursuant to the previously described terms, the Share Reserve was increased by 4,234,053 shares.

(3)
Approved by the Board in October 2020. There were no available shares for grant under the 2020 New Hire Plan (the “2020 Plan”) as of December 31, 2022. The only persons eligible to receive grants of Awards under the 2020 Plan are individuals who satisfy the standards for grants under Nasdaq Listing Rule 5635(c)(4) or 5635(c)(3), if applicable, and the related guidance under Nasdaq IM 5635-1. A person who previously served as an employee or director will not be eligible to receive awards under the 2020 Plan, other than following a bona fide period of non-employment. The 2020 Plan provides for the grant of the following awards: (i) nonstatutory stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock unit awards, (v) performance stock awards, and (vi) other stock awards.

TRANSACTIONS WITH RELATED PERSONS
Related Party Transaction
In November 2021, CymaBay conducted a public offering of its common stock and pre-funded warrants in which it raised $75.0 million in gross proceeds. In this offering Avoro Capital Advisors LLC, a holder of greater than 5% of CymaBay’s common stock, purchased pre-funded warrants to purchase 2,500,000 shares of CymaBay common stock for $10.0 million.
In January 2023 CymaBay conducted a public offering of its common stock and pre-funded warrants in which it raised $97.7 million in gross proceeds. In this offering Avoro Capital Advisors LLC, a holder of greater than 5% of CymaBay’s common stock, purchased pre-funded warrants to purchase 2,142,857 shares of CymaBay common stock for $15.0 million.
Related-Person Transactions Policy and Procedures
CymaBay has adopted a written Related-Person Transactions Policy that sets forth CymaBay’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of CymaBay’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CymaBay and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to CymaBay as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of CymaBay, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to CymaBay of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, CymaBay relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to CymaBay, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of CymaBay and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are CymaBay stockholders will be “householding” CymaBay’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or CymaBay. Direct your written request to CymaBay Therapeutics Inc., Corporate Secretary, 7575 Gateway Blvd., Suite 110, Newark, CA 94560 or by contacting Investor Relations at (510) 293-8800. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the 2023 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters, to the extent permitted by SEC rules, in accordance with his best judgment.
By Order of the Board of Directors

/s/ Paul Quinlan Paul Quinlan
Corporate Secretary
Newark, California
April 19, 2023
A copy of CymaBay’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022, is available without charge upon written request to: Corporate Secretary, CymaBay Therapeutics, Inc., 7575 Gateway Blvd., Suite 110, Newark, CA 94560.

Appendix A
CYMABAY THERAPEUTICS, INC.
2023 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 6, 2023
APPROVED BY THE STOCKHOLDERS: JUNE _, 2023
1. GENERAL
(a) Defined Terms. Except as otherwise provided, any capitalized term shall have the meaning provided in Section 14 of this Plan.
(b) Successor to and Continuation of Prior Plan. The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan; (ii) the Prior Plan’s Available Reserve (plus the Prior Plan’s Returning Shares) will become available for issuance pursuant to Awards granted under this Plan; and (iii) each outstanding award granted under the Prior Plan will remain subject to the terms of the Prior Plan. All Awards granted under this Plan will be subject to the terms of this Plan.
(c) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(d) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(e) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2. SHARES SUBJECT TO THE PLAN.
(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 25,908,236 shares, which number is the sum of: (i) 6,000,000 new shares, plus (ii) a number of shares of Common Stock equal to the Prior Plan’s Available Reserve, plus (iii) a number of shares of Common Stock equal to the number of the Prior Plan’s Returning Shares, if any, as such shares become available from time to time.
(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 9,500,000 shares.
(c) Share Reserve Operation.
(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than shares of Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award, or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.
(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares, (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award, and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.
3. ELIGIBILITY AND LIMITATIONS.
(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.
(b) Specific Award Limitations.
(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation” thereof, as such terms are defined in Sections 424(e) and (f) of the Code) exceeds $100,000 (or such other limit established in the Code), or any Incentive Stock Options otherwise do not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).
(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $1,000,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
4. OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Transaction (as set forth above in Section 2(c)(i)) and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.
(c) Exercise Procedure and Payment of Exercise Price for Options. To exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i) by cash or check, bank draft or money order payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the United States Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. To exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of being transferred:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):
(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;
(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or
(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).
Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period, the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law (as determined in the sole discretion of the Board), then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the United States Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the United States Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.
5. AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.
(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.
(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
(v) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c) Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.
6. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Transactions. The following provisions will apply to Awards in the event of a Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or in a director compensation policy or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume, continue, or substitute the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) Awards Held by Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and SARs, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Transaction (contingent upon the effectiveness of the Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Transaction.
(iii) Awards Held by Persons other than Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise (and, for the avoidance of doubt, in the case of an Option or SAR with an exercise price equal to or greater than such value, such Option or SAR may be cancelled for no consideration).
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7. ADMINISTRATION.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock (including, but not limited to, any Transaction), for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.
(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
(f) No Repricing Without Stockholder Approval. Neither the Board nor any Committee shall have the authority to: (1) reduce the exercise price (or strike price) of any outstanding Option or SAR; (2) cancel any outstanding Option or SAR and grant in substitution therefor (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board or any Committee); or (3) take any other action that is treated as a repricing under generally accepted accounting principles, unless the stockholders of the Company have approved such an action within the prior twelve (12) months.
8. TAX WITHHOLDING
(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the grant, vesting, exercise, or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the United States Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the United States Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the United States Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the United States Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9. MISCELLANEOUS.
(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
(b) Dividends and Dividend Equivalents. Dividends and dividend equivalents may not be paid or credited to Options or SARs. With respect to any Award other than an Option or SAR, dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to such Award, as determined by the Board and specified in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid or settled with respect to any such shares before the date such shares have vested under the terms of such Award Agreement; (ii) any dividends or dividend equivalents that are credited with respect to any such shares shall be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions); and (iii) any dividends or dividend equivalents that are credited with respect to any such shares shall be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
(c) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(d) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(e) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(f) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(g) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(h) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(i) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(j) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(k) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(l) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of a Restricted Stock Award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(m) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(n) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(o) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(p) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10. COVENANTS OF THE COMPANY.
(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.
11. ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A.
(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.
(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.
(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.
(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.
(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under United States Treasury Regulations Section 1.409A-3(a)(4).
(c) Treatment of Non-Exempt Awards Upon a Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.
(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Transaction:
(1) If the Transaction is also a Section 409A Change in Control, then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control, the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.
(2) If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Transaction.
(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.
(1) In the event of a Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Transaction.
(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Transaction, then such Award shall automatically terminate and be forfeited upon the Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Transaction.
(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Transaction, and regardless of whether or not such Transaction is also a Section 409A Change in Control.
(d) Treatment of Non-Exempt Awards Upon a Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Transaction.
(i) If the Transaction is also a Section 409A Change in Control, then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control, the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.
(ii) If the Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Transaction.
(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:
(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.
(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in United States Treasury Regulations Section 1.409A-3(j)(4)(ix).
(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.
12. SEVERABILITY.
If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13. TERMINATION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
14. DEFINITIONS.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Transaction.
(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(d) “Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).
(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(g) “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s actual or attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iii) such Participant’s unauthorized use or disclosure of the Company’s or any of its Affiliate’s confidential information or trade secrets; or (iv) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or an Affiliate or such Participant for any other purpose.
(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, such event or events, as the case may be, also constitute a Section 409A Change in Control:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the

Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(k) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(m) “Common Stock” means the common stock of the Company.
(n) “Company” means CymaBay Therapeutics, Inc., a Delaware corporation, and any successor thereto.
(o) “Compensation Committee” means the Compensation Committee of the Board.
(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under United States Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(s) “Director” means a member of the Board.
(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(v) “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.
(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(x) “Employer” means the Company or the Affiliate that employs the Participant.
(y) “Entity” means a corporation, partnership, limited liability company or other entity.
(z) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(cc) “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. federal, state, local, municipal, non-U.S. or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(ee) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(ff) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant's rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Law.
(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(hh) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.
(ii) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.
(jj) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”)) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under United States Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.
(kk) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(ll) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(mm) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(oo) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(pp) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.
(qq) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(rr) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ss) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(tt) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(uu) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; net income/loss adjusted for interest expense, interest income, other income/expenses, net provision for/benefit from income taxes, depreciation and amortization, legal settlement expenses and stock-based compensation expenses; other earnings measures; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; pre-clinical development related compound goals; operations within or below pre-determined annual budget, sales of certain number of instruments, reagents and/or service contracts; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with key manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.
(vv) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
(ww) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(xx) “Plan” means this CymaBay Therapeutics, Inc. 2023 Equity Incentive Plan, as amended from time to time.
(yy) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
(zz) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).
(aaa) “Prior Plan” means the Company’s 2013 Equity Incentive Plan, as amended.
(bbb) “Prior Plan’s Available Reserve” means the number of shares available for the grant of new awards under the Prior Plan as of immediately prior to the Effective Date.
(ccc) “Returning Shares” means shares subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (A) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (B) are not issued because such stock award or any portion thereof is settled in cash; (C) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (D) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (E) are withheld or reacquired to satisfy a tax withholding obligation.
(ddd) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(eee) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(fff) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(ggg) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(hhh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(iii) “Rule 405” means Rule 405 promulgated under the Securities Act.
(jjj) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(kkk) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and United States Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(lll) “Securities Act” means the Securities Act of 1933, as amended.
(mmm) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(nnn) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(ooo) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(ppp) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(qqq) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(rrr) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.
(sss) “Transaction” means a Corporate Transaction or a Change in Control.
(ttt) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Transaction.
(uuu) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Transaction.

CYMABAY THERAPEUTICS, INC.
7575 GATEWAY BOULEVARD, SUITE 110
NEWARK, CA 94560

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V15434-P87126 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYMABAY THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Janet Dorling
02) Caroline Loewy
03) Éric Lefebvre
04) Sujal Shah
05) Kurt von Emster
06) Thomas G. Wiggans
07) Robert J. Wills

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V15435-P87126

CYMABAY THERAPEUTICS, INC.
Proxy for Annual Meeting of Stockholders on June 1, 2023
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Sujal Shah, Chief Executive Officer and Director and Dan Menold, Vice President, Finance, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of CYMABAY THERAPEUTICS, INC. held of record by the undersigned at the close of business on April 10, 2023, at the Annual Meeting of Stockholders to be held virtually via live audio-only webcast at 8:00 a.m. Pacific Time on June 1, 2023 at www.virtualshareholdermeeting.com/CBAY2023, and any adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting to the extent authorized under Rule 14a-4(c)(1) under the Exchange Act.

This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, and “FOR” Proposals 2, 3, and 4.

Continued and to be signed on reverse side